UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________
Form 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2015
_____________________________________________________________
Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)
_____________________________________________________________

Ohio (State or other jurisdiction of incorporation)	1-4372 (Commission File Number)	34-0863886 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Exchange of 5.00% Convertible Senior Notes due 2016, 4.25% Convertible Senior Notes due 2018 and 3.625% Convertible Senior Notes due 2020 for Class A Common Stock.
On July 15, 2015, Forest City Enterprises, Inc. (the “Company”), entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) under which it will exchange $8.151 million aggregate principal amount of the Company’s outstanding 5.00% Convertible Senior Notes due 2016 (the “2016 Notes”), $24.854 million in aggregate principal amount of the Company's outstanding 4.25% Convertible Senior Notes due 2018 (the “2018 Notes”) and $55.407 million in aggregate principal amount of the Company's outstanding 3.625% Convertible Senior Notes due 2020 (the “2020 Notes” and collectively with the 2016 Notes and 2018 Notes, the “Notes”). Pursuant to the Exchange Agreements, on July 21, 2015 (the “Initial Closing Date”), holders of the 2016 Notes, 2018 Notes and 2020 Notes will receive 71.8894, 46.1425 and 41.3129 shares of the Company's Class A Common Stock, par value $0.33-1/3 per share (the “Class A Common Stock”) per $1,000 principal amount of Notes exchanged, respectively. The number of shares of Class A Common Stock to be issued in exchange for the Notes equals the number of shares into which the Notes would currently be convertible. The Company will issue the Class A Common Stock in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”).
Pursuant to the Exchange Agreement for the 2016 Notes, on the Initial Closing Date, holders of the 2016 Notes will also receive an aggregate cash payment of approximately $1.3 million, including accrued but unpaid interest, consideration in respect of additional interest that would have otherwise been payable under the terms of the 2016 Notes through maturity and in lieu of fractional shares.
In addition, pursuant to the Exchange Agreements for the 2018 Notes and 2020 Notes, on July 27, 2015 (the “Second Closing Date), the holders of the 2018 Notes and 2020 Notes will receive a cash payment for accrued and unpaid interest through the Initial Closing Date and in lieu of fractional shares, plus an amount in consideration in respect of additional interest that would have otherwise been payable under the terms of the 2018 Notes and 2020 Notes through maturity. Based in part on a daily VWAP during a five-trading day measurement period beginning on July 16, 2015, the total cash payment is expected to be within the range $3.5 million to $5.6 million and $10.0 million to $13.7 million per the respective principal amounts of 2018 Notes and 2020 Notes exchanged.
Copies of the basic forms of the Exchange Agreements for the Notes are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.
A copy of the press release announcing the Company's exchange of the Notes for Class A Common Stock is “furnished” as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act.
Item 3.02. Unregistered Sales of Equity Securities.
The information required by Item 3.02 is contained in Item 1.01 of this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.		Description
10.1	—	Form of Exchange Agreement for the 5.00% Convertible Senior Notes due 2016
10.2	—	Form of Exchange Agreement for the 4.25% Convertible Senior Notes due 2018
10.3	—	Form of Exchange Agreement for the 3.625% Convertible Senior Notes due 2020
99.1	—	Press release dated July 15, 2015 announcing the Company’s exchange of Convertible Senior Notes for Class A Common Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

Date:	July 16, 2015	By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description
10.1	—	Form of Exchange Agreement for the 5.00% Convertible Senior Notes due 2016
10.2	—	Form of Exchange Agreement for the 4.25% Convertible Senior Notes due 2018
10.3	—	Form of Exchange Agreement for the 3.625% Convertible Senior Notes due 2020
99.1	—	Press release dated July 15, 2015 announcing the Company’s exchange of Convertible Senior Notes for Class A Common Stock